Exhibit 99.1

Timber Pharmaceuticals Announces Notification of NYSE American Continued Listing Deficiency

BASKING RIDGE, NJ, August 29, 2022 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced that it had received a deficiency letter ("Letter") from NYSE American LLC ("NYSE American" or the "Exchange") stating that the Company is not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide ("Company Guide").

The Letter stated that because the Company's common stock had been trading for a low price per share for a substantial period of time, the Company was not in compliance with Section 1003(f)(v) of the Company Guide. The NYSE American staff determined that the Company's continued listing is predicated on it demonstrating sustained price improvement within a reasonable period of time or effecting a reverse stock split of its common stock, which the staff determined to be until February 23, 2023, which could be extended to the Company’s next annual meeting of stockholders to be held in 2023. The Company intends to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are for the best interests of the Company and its stockholders.

The Letter has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on the NYSE American under the symbol “TMBR”.  Additionally, the Letter does not result in the immediate delisting of the Company’s stock from the NYSE American.  The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.  The Company is actively engaged in discussions with the Exchange and is developing plants to regain compliance with the NYSE American’s continued listing standards within the cure period.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing, and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's ability to regain compliance with the NYSE American’s continued listing standards, product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 762-4518
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881

adaley@berrypr.com